UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2005

CHINA DIGITAL MEDIA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30212
(Commission File Number)

13-3422912
(I.R.S. Employer Identification No.)

2505-06, 25/F, Stelux House, 698 Prince Edward Road East,
Kowloon, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

(011) 852-2390-8600
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Digital Media Corporation f/k/a Hairmax International, Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

On July 12, 2005, China DigiMedia Holdings Limited, a limited liability company organized and existing under the laws of the Hong Kong SAR of the Peoples’ Republic of China, and a wholly owned subsidiary of the Registrant (“China DigiMedia”), entered into a Shares Transfer Agreement (the “Shares Transfer Agreement”) with Mr. Wu and Mr. Huang, residents of mainland China and the sole shareholders of Guangdong M-Rider Media Company Limited, a limited liability company organized and existing under the laws of the Peoples’ Republic of China (“Guangdong M-Rider”), pursuant to which China DigiMedia will acquire all of the issued and outstanding capital shares of Guangdong M-Rider through an agent. The consideration for the transfer amounts to US$132,927 in cash and US$914,632 market value of the Registrant’s shares of restricted common stock, which are quoted on the Over-the-Counter Bulletin Board under the symbol “CDGT.”

Guangdong M-Rider is in the businesses of design, production and distribution of advertising through television channels. In the Share Transfer Agreement, the management of Guangdong M-Rider represents and warrants that the net operating cash flow of the businesses will not be less than US$1,219,512 for the first year after the closing of the acquisition of control by China DigiMedia. If the net operating cash flow is less than US$1,219,512, the common shares to be issued will be adjusted downwards proportionally.

According to our Chinese counsel, certain foreign ownership laws in the Peoples’ Republic of China limit the ability of a foreign owned company, such as China DigiMedia, to acquire direct ownership of advertising agencies and advertising related businesses. Accordingly, China DigiMedia has authorized Guangdong HuaGuang Digimedia Culture Development Limited, a limited liability company organized under the laws of the Peoples’ Republic of China (“Guangdong HuaGuang”) and Mr. Chow, an executive of Guangdong HuaGuang, to hold the shares of Guangdong M-Rider as its agent. Guangdong HuaGuang was formerly known as Guangdong Pukonyi Culture Development Limited, a limited liability company organized under the laws of the Peoples’ Republic of China (“Guangdong Pukonyi”), which entered into a Strategic Alliance Agreement with the Registrant, dated June 15, 2005, in a transaction that was reported on a Current Report on Form 8-K, filed with the Commission on June 20, 2005, pursuant to which the Registrant acquired effective control but not direct ownership of Guangdong Pukonyi pursuant to the terms of the Strategic Alliance Agreement. Such terms included, among other things, a services contract with Guangdong Pukonyi, which gave the Registrant the power to elect a majority of the Board of Directors of Guangdong Pukonyi, in addition to a 90% gross profits interest and ten year option to purchase its outstanding shares of capital stock. In the event that the laws governing ownership of advertising agencies and advertising related businesses in China change in the future, Guangdong HuaGuang has agreed to transfer the shares of Guangdong M-Rider immediately to China DigiMedia.

According to our Chinese counsel, foreign investors are permitted to currently own up to 70% of the equity interest in an advertising agency or advertising related business in China. Beginning on December 10, 2005, we have been advised that foreign investors will be permitted to own 100% of such businesses. The arrangement described above with Guangdong HuaGuang is a temporary arrangement implemented to enable the Registrant to control Guangdong M-Rider and comply with the Chinese foreign investment laws. The structure has been approved by our Chinese counsel, who prepared the legally binding documents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL MEDIA CORPORATION

Date: July 19, 2005	By:	/s/ Ng Chi Shing
Ng Chi Shing President

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